POWER OF ATTORNEY

         TEKINSIGHT.COM, INC. and each of the persons whose signature appears below hereby constitutes and appoints STEVEN J. ROSS and ARION KALPAXIS, and each of them singly, such person's true and lawful attorneys-in-fact, with full power to them and each of them to sign for such person and in such person's name, in the capacities indicated below, any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney-in-fact to any and all amendments to said Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                        TITLE                                    DATE

/s/Steven J. Ross       President and Chief Executive Officer      April 5, 2000
---------------------
Steven J. Ross

/s/Alexander Kalpaxis   Chief Technology Officer and Chairman      April 5, 2000
---------------------   of the Board
Alexander Kalpaxis

/s/Arion Kalpaxis       Chief Operating Officer, Acting Chief      April 5, 2000
---------------------   Financial Officer and Acting
Arion Kalpaxis          Principal Accounting Officer

/s/Brian D. Bookmeier   Director                                   April 5, 2000
---------------------
Brian D. Bookmeier

/s/Damon Testaverde     Director                                   April 5, 2000
---------------------
Damon Testaverde

/s/James Linesch        Director                                   April 5, 2000
---------------------
James Linesch